Exhibit 99.1

Bulldog’s MiniBOSS™ Foils New Jersey Theft Ring Again - New Jersey State Police are Impressed with Bulldog’s Capability

RICHMOND, British Columbia, December 9, 2005 -- Bulldog Technologies Inc. (OTC BB: BLLD), premier international provider of real-time wireless security solutions and sensor networks that monitor, track and secure assets in the supply chain, today announced that, the Bulldog MiniBOSS™ was again at the center of operations that followed a $250,000 shipment of designer clothing into the heart of a known fencing (buyer of stolen goods) ring. Caught in the reversal, the “Fence” was arrested on the spot and relieved of a substantial sum of cash, once again putting the Department’s real-world stamp of approval on the Bulldog solution.

Sources close to the investigation remarked that the Bulldog System effectively levels the playing field for cargo owners, shippers and for law enforcement. “Traditionally and despite substantial information gathering and excellent police work, cargo disappearance has been a game of catch-up with police forces receiving notification hours, days and even weeks after events have occurred. The MiniBOSS™ enables proactive action to be taken in protecting shipments and apprehending those who are active in supply-chain theft”.

Bulldog also intends to announce the outcome of two FBI sting operations in the near future. Additionally, Bulldog intends to announce the details of a special law enforcement program aimed at ongoing sting operations.

The Bulldog MiniBOSS™ is a cellular based true-AGPS covert asset recovery device. It is designed to work in conjunction with Bulldog’s web-based software, allowing users to securely track their shipments using a standard PC. Since the MiniBOSS™ operates on an AGPS platform, its signal sensitivity is many times that of previous technologies. Additionally, the MiniBOSS™ can rely on both cellular tower triangulation and GPS satellite location to pinpoint the location of transportable materials throughout the United States, where cellular service is available.

About Bulldog Technologies

Bulldog Technologies Inc. researches, develops, and manufactures real-time, comprehensive monitoring, intrusion detection, covert asset recovery and tracking BOSS™ (Bulldog Online Security Solution) devices and solutions. Bulldog's Solutions allow dispatchers, security personnel, law enforcement/loss prevention professionals, emergency response teams and cargo transport drivers to monitor, track and secure valuable cargo during the transport, storage and delivery supply chain process. The Company serves an international clientele consisting of Governments, Law Enforcement, Large Enterprise, and Transportation.

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com

Contact Information:

Press Contact Jan Roscovich Bulldog Technologies Inc. Telephone: 604-271-8656 Email: jroscovich@bulldog-tech.com	Investor Contact Murray Schultz Bulldog Technologies Inc. Telephone: 604-271-8656 Email: mschultz@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings wit h the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.